                      SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.   20549


                                  Form 8-K/A


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 July 1, 1999



                             FISHER COMPANIES INC.
            (Exact name of registrant as specified in its charter)



                                  WASHINGTON
                (State or other jurisdiction of incorporation)



           000-22439                                 91-0222175
 --------------------------               -------------------------------
  (Commission File Number)                IRS Employer Identification No.


                             1525 One Union Square
                             600 University Street
                       Seattle, Washington   98101-3185
             (Address of principal executive offices)  (zip code)



      Registrant's telephone number, including area code:  (206) 624-2752

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Business Acquired. The financial information required by Item 7(a) is provided below, pursuant to Item 7(a)(4)


     (b) Pro Forma Financial Information. The pro forma financial information required by Item 7(b) is provided below, pursuant to Item 7(b)(2).


     (c)  Exhibits


          2.1 Asset Purchase and Sale Agreement Among Fisher Companies Inc., and Fisher Broadcasting Inc., as the Purchaser and Retlaw Enterprises, Inc., Retlaw Broadcasting, L.L.C., Retlaw Broadcasting of Boise, L.L.C., Retlaw Broadcasting of Fresno, L.L.C., Retlaw Broadcasting of Idaho Falls, L.L.C., Retlaw Broadcasting of Yakima, L.L.C., Retlaw Broadcasting of Eugene, L.L.C., Retlaw Broadcasting of Columbus, L.L.C., and Retlaw Broadcasting of Augusta, L.L.C., as the Sellers, dated November 18, 1998, as amended November 30, 1998 and December 7, 1998 (filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the year December 31, 1998 (Commission File No. 000-22439).

          2.2 Amendment No. 3 to Asset Purchase and Sale Agreement dated as of June 30, 1999. (Incorporated by reference to the Form 8-K filed by Fisher Companies Inc. dated July 15, 1999.)

          2.3 Amendment No. 4 to Asset Purchase and Sale Agreement dated as of July 1, 1999. (Incorporated by reference to the Form 8-K filed by Fisher Companies Inc. dated July 15, 1999.)

         23.1  Consent of PriceWaterhouseCoopers LLP


         23.2  Consent of Miller, Kaplan, Arase & Co., LLP


         99.1 Press Release issued by the Company on July 2, 1999. (Incorporated by reference to the Form 8-K filed by Fisher Companies Inc. dated July 15, 1999.)

Retlaw Broadcasting, LLC
Report and Financial Statements
September 30, 1996, 1997 and 1998

                       Report of Independent Accountants



To the Board of Directors
of Retlaw Enterprises, Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and changes in membership equity and of cash flows present fairly, in all material respects, the financial position of Retlaw Broadcasting, LLC (the "Company," a limited liability company wholly owned by Retlaw Enterprises, Inc.) and its subsidiaries at September 30, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
Century City, California
December 11, 1998, except as to Note 14, which is as of July 1, 1999

                         Independent Auditors' Report


Retlaw Enterprises, Inc.
North Hollywood, California


We have audited the accompanying consolidated statements of operations, changes in group equity and cash flows of Retlaw Broadcasting Group (the "Group," which represents the broadcasting divisions of Retlaw Enterprises, Inc.) for the year ended September 30, 1996. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the operations and the cash flows of the Group for the year ended September 30, 1996, in conformity with generally accepted accounting principles.


Miller, Kaplan, Arase & Co., LLP
North Hollywood, California
March 26, 1998

Retlaw Broadcasting
Consolidated Balance Sheet
________________________________________________________________________________

                                                                   September 30,
                                                           ----------------------------     June 30,
                                                               1997            1998           1999
                                                                                           (unaudited)
Assets
Current assets
  Cash and cash equivalents                                $    995,000    $  3,137,000    $  2,235,000
  Accounts receivable, less allowance for
   doubtful accounts of $208,000, $221,000 and
   $282,000 (unaudited)                                       5,529,000       7,823,000       8,637,000
  Broadcast contract rights                                   5,408,000       9,596,000       7,864,000
  Prepaid expenses and inventory                              1,082,000         293,000         265,000
                                                           ------------    ------------    ------------
    Total current assets                                     13,014,000      20,849,000      19,001,000

Broadcast contract rights, less current portion                 924,000       1,267,000       1,150,000

Investments and other assets
  Investment in Southwest Oregon Television
   Broadcasting Corporation                                   2,344,000       2,245,000       2,027,000
  Deferred debt financing costs, net (Note 10)                1,038,000       1,948,000       1,734,000
  Other assets                                                  346,000         308,000         502,000
                                                           ------------    ------------    ------------
    Total other assets                                        3,728,000       4,501,000       4,263,000

Property and equipment, net (Note 4)                         11,730,000      14,868,000      13,572,000

Goodwill and other intangibles, net (Note 2)                 41,607,000      80,182,000      75,368,000
                                                           ------------    ------------    ------------
    Total assets                                           $ 71,003,000    $121,667,000    $113,354,000
                                                           ============    ============    ============

Liabilities and Equity
Current liabilities
  Accounts payable                                         $    337,000    $    844,000    $    740,000
  Accounts payable, affiliate (Note 5)                          387,000         410,000         196,000
  Accrued interest expense                                      121,000       1,200,000         547,000
  Accrued payroll and related benefits                        1,490,000       1,959,000         624,000
  Other accrued liabilities                                     179,000         161,000          13,000
  Broadcast contracts payable (Note 7)                        6,140,000       9,340,000       8,303,000
  Current debt payable (Note 10)                                                975,000         650,000
                                                           ------------    ------------    ------------
    Total current liabilities                                 8,654,000      14,889,000      11,073,000

Long-term debt (Note 10)                                     33,000,000      79,025,000      78,700,000
Broadcast contracts payable, less current portion
 (Note 7)                                                       913,000       1,867,000         975,000
Deferred compensation and retirement plan (Note 8)            1,073,000       1,365,000       1,376,000
                                                           ------------    ------------    ------------
    Total liabilities                                        43,640,000      97,146,000      92,124,000

Commitments and contingencies (Notes 13 and 14)

Group/member's equity                                        27,363,000      24,521,000      21,230,000
                                                           ------------    ------------    ------------
    Total liabilities and equity                           $ 71,003,000    $121,667,000    $113,354,000
                                                           ============    ============    ============

                            See accompanying notes.

Retlaw Broadcasting, LLC
Consolidated Statement of Operations
________________________________________________________________________________

                                                       For the year ended                   For the nine-months ended
                                                          September 30,                              June 30,
                                          ---------------------------------------------   -----------------------------
                                               1996            1997            1998            1998            1999
                                                                                                    (unaudited)
Net revenues                              $  25,066,000   $  34,765,000   $  41,740,000   $  29,898,000   $  37,334,000

Operating expenses
  Programming, production and
   other operating expenses                  13,091,000      17,571,000      19,776,000      13,779,000      17,376,000
  Promotion and selling expenses              3,073,000       4,012,000       4,754,000       3,203,000       4,828,000
  General and administrative expenses         4,825,000       6,540,000       7,226,000       5,087,000       5,728,000
  Depreciation and amortization               3,714,000       6,687,000       8,006,000       4,854,000       7,648,000
                                          -------------   -------------   -------------   -------------   -------------
Operating income (loss)                         363,000         (45,000)      1,978,000       2,975,000       1,754,000

Interest expense                                710,000       2,900,000       4,730,000       2,788,000       5,252,000
Other income                                     85,000         142,000         343,000         267,000         207,000
                                          -------------   -------------   -------------   -------------   -------------
Loss before extraordinary item                 (262,000)     (2,803,000)     (2,409,000)        454,000      (3,291,000)

Extraordinary item
  Loss on early extinguishment
   of debt (Note 10)                                                         (1,038,000)     (1,038,000)
                                          -------------   -------------   -------------   -------------   -------------
Net loss                                  $    (262,000)  $  (2,803,000)  $  (3,447,000)  $    (584,000)  $  (3,291,000)
                                          =============   =============   =============   =============   =============

                            See accompanying notes.

Retlaw Broadcasting, LLC
Consolidated Statement of Cash Flows
________________________________________________________________________________

                                                          For the year ended                  For the nine-months ended
                                                             September 30,                           June 30,
                                            ---------------------------------------------   ----------------------------
                                                 1996            1997           1998            1998           1999
                                                                                                    (unaudited)
Cash flows from operating activities
  Net loss                                  $   (262,000)   $ (2,803,000)   $ (3,447,000)   $  (584,000)   $ (3,291,000)
  Adjustments to reconcile net income
   to net cash provided from
   operating activities

    Broadcasting contract payments            (1,487,000)     (2,226,000)     (3,451,000)    (2,589,000)     (2,249,000)
    Broadcasting contract amortization         1,711,000       2,415,000       3,074,000      2,300,000       2,169,000
    Depreciation and amortization              3,714,000       6,687,000       8,006,000      4,854,000       7,648,000
    Earnings from investment accounted
     for under the equity method                 (35,000)       (161,000)       (169,000)      (142,000)       (142,000)
    Loss on early extinguishment of debt                                       1,038,000      1,038,000
    Net gain on sale of property
     and equipment                                (3,000)
    Changes in assets and liabilities
      Accounts receivable                     (1,852,000)       (598,000)     (2,294,000)    (2,640,000)       (814,000)
      Prepaid expenses and inventory            (744,000)        (45,000)        789,000        627,000          28,000
      Other assets                                                70,000          38,000        438,000        (194,000)
      Accounts payable and accrued
       expenses                                2,305,000        (723,000)      2,060,000      3,497,000      (2,840,000)
      Deferred compensation                       93,000         192,000         292,000         42,000          11,000
                                            ------------    ------------    ------------    -----------    ------------
        Net cash provided by operating
         activities                            3,440,000       2,808,000       5,936,000      6,841,000         326,000
                                            ============    ============    ============    ===========    ============

Cash flows from investing activities
  Capital expenditures                        (1,514,000)     (1,698,000)     (1,409,000)    (1,189,000)       (938,000)
  Purchase of television stations and
   other investments                         (53,764,000)       (104,000)    (48,048,000)   (48,048,000)
  Dividends received from investment                              75,000         125,000         89,000         360,000
  Proceeds from the sale of property
   and equipment                                   5,000
                                            ------------    ------------    ------------    -----------    ------------
        Net cash used in investing
         activities                          (55,273,000)     (1,727,000)    (49,332,000)   (49,148,000)       (578,000)
                                            ============    ============    ============    ===========    ============

Cash flows from financing activities
  Repayment of credit facilities                              (1,000,000)    (34,000,000)   (33,000,000)       (650,000)
  Borrowings under credit facilities          34,000,000                      81,000,000     81,000,000
  Debt issuance cost                                                          (2,067,000)    (2,067,000)
  Net transaction with Retlaw
   Enterprises, Inc. (Note 6)                 18,406,000        (200,000)        605,000        539,000
                                            ------------    ------------    ------------    -----------    ------------
        New cash provided by (used in)
         financing activities                 52,406,000      (1,200,000)     45,538,000     46,472,000        (650,000)
                                            ------------    ------------    ------------    -----------    ------------
Net increase (decrease) in cash and
 cash equivalents                                573,000        (119,000)      2,142,000      4,165,000        (902,000)

Cash and cash equivalents at beginning
 of period                                       541,000       1,114,000         995,000        995,000       3,137,000
                                            ------------    ------------    ------------    -----------    ------------
Cash and cash equivalents at end
 of period                                  $  1,114,000    $    995,000    $  3,137,000    $ 5,160,000    $  2,235,000
                                            ============    ============    ============    ===========    ============

                                              Supplemental cash flow information

  Interest paid                             $    710,000    $  2,823,000    $  3,661,000    $ 2,146,000    $  4,065,000
                                            ============    ============    ============    ===========    ============

                            See accompanying notes.

Retlaw Broadcasting, LLC
Consolidated Statement of Changes in Member's Equity
________________________________________________________________________________

                                                                                            Group/
                                                                                           member's
                                                                                            equity
Balance at September 30, 1995                                                            $ 12,113,000

     Net transactions with Retlaw Enterprises, Inc. (Note 6)                               18,515,000
     Net loss                                                                                (262,000)
                                                                                         ------------

Balance at September 30, 1996                                                              30,366,000

     Net transactions with Retlaw Enterprises, Inc. (Note 6)                                 (200,000)
     Net loss                                                                              (2,803,000)
                                                                                         ------------

Balance at September 30, 1997                                                              27,363,000

     Net transactions with Retlaw Enterprises, Inc. (Note 6)                                  605,000
     Net loss                                                                              (3,447,000)
                                                                                         ------------

Balance at September 30, 1998                                                              24,521,000

     Net loss (unaudited)                                                                  (3,291,000)
                                                                                         ------------

Balance at June 30, 1999 (unaudited)                                                     $ 21,230,000
                                                                                         ============


                            See accompanying notes.

Retlaw Broadcasting, LLC
Notes to Consolidated Financial Statements
September 30, 1996, 1997 and 1998
________________________________________________________________________________

1.   Business organization and basis of presentation

     Retlaw Broadcasting, LLC ("the Company"), formerly known as Retlaw Broadcasting Group (the "Group"), was a business entity "carved out" from Retlaw Enterprises Inc. (the "Parent"). On April 30, 1998, these assets of the Parent were transferred in a tax-free exchange to a wholly owned Limited Liability Company (LLC) of the Parent under the laws of Delaware. The respective group equity amounts as of April 30, 1998 were transferred to membership interest to reflect this tax-free exchange. The LLC has elected to be treated as a partnership for federal and state income tax purposes; therefore, the ultimate tax liability is borne by the Parent (Note 2). The Company's operations include television stations located in California, Washington, Oregon, Idaho, Georgia and a 50% interest in the issued and outstanding shares of the capital stock of the South West Oregon Television Broadcasting Corporation ("South West").

     The accompanying financial statements reflect the assets, liabilities, revenues, expenses and cash flows of the Group through April 30, 1998 and of the LLC thereafter. The transfer of Group assets to the LLC was recorded at historical cost as the Group and LLC are under the common control of the Parent. Certain corporate, general and administrative expenses of Retlaw Enterprises, Inc. were allocated to the Company which, in the opinion of management, are reasonable. However, such expenses are not necessarily indicative of, and it is not practicable for management to estimate the level of, expenses which might have been incurred had the Company been operating as a separate business.

2.   Summary of significant accounting policies

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The interest in South West is accounted for under the equity method. All significant intercompany transactions are eliminated in consolidation.

     Revenue Recognition

     The Company's primary source of revenue is the sale of television time to advertisers. Revenue is recorded when the advertisements are broadcast.

     Broadcast Contract Rights and Broadcast Contracts Payable

     Licensed broadcast rights represent amounts payable to program suppliers for the limited right to broadcast the suppliers' programming. Broadcast rights are recorded as assets when available for use at cost. The cost of broadcasting rights is amortized on a straight line basis over the term of the contract and is reported at the lower of unamortized cost or net realizable value. The portion of broadcast rights that are expected to be amortized and paid within one year are classified as

Retlaw Broadcasting, LLC
Notes to Consolidated Financial Statements
September 30, 1996, 1997 and 1998
________________________________________________________________________________

     current assets and current liabilities respectively. Actual payments are made in installments over a period generally the same as the license period.

     Barter Arrangements

     The Company, in the ordinary course of business, provides commercial air time to certain customers in exchange for syndicated film programming, goods and services. Barter transactions are recorded on the basis of the estimated fair market value of the commercial airtime given up. Revenue is recognized as the related advertising is broadcast and expenses are recognized when the related programming is aired or the goods or services are received. Trade and barter revenue was $2,168,000, $4,022,000 and $4,778,000 for the years ended September 30, 1996, 1997 and 1998, respectively. Trade and barter expense was $2,096,000, $4,055,000 and $4,778,000 for the years ended September 30, 1996, 1997 and 1998, respectively.

     Property and Equipment

     Property and equipment is stated at cost less accumulated depreciation. Depreciation on buildings and improvements is computed principally using straight line and accelerated methods over their estimated useful lives of 4 to 40 years. Depreciation on machinery, equipment, automobiles, furniture and fixtures is computed principally using accelerated methods over their estimated useful lives of 3 to 15 years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the terms of the leases or their estimated useful lives. Expenditures for improvements that add to the productive capacity or extend the useful life of an asset are capitalized while expenditures for normal repair and maintenance are expensed as incurred.

     Goodwill and Other Intangibles

     The purchase price of the net assets of broadcasting stations acquired in excess of their fair market values and other intangibles are amortized using the straight-line method over 15 years. Amortization expense was $1,744,000, $3,826,000 and $4,977,000 for the years ended September 30,
     1996, 1997 and 1998, respectively. Goodwill and other intangibles are stated net of accumulated amortization of $16,835,000 and $22,850,000 at September 30, 1997 and 1998, respectively.

     Impairment of Long-Lived Assets

     Periodically, the Company evaluates whether there has been an impairment in the carrying value of the long-lived assets, such as intangibles and property and equipment, in accordance with generally accepted accounting principles. Management believes that the long-lived assets in the accompanying balance sheet are appropriately valued.

Retlaw Broadcasting, LLC
Notes to Consolidated Financial Statements
September 30, 1996, 1997 and 1998
________________________________________________________________________________

     Interest Rate Swap Agreements

     The Company utilizes interest rate swap agreements to manage its exposure to interest rate risk on its long term debt. The differential paid or received on interest rate swap agreements is recorded as an adjustment to interest expense over the term of the agreement.

     Income Taxes

     The Company is a Limited Liability Company that has elected to be treated as a Partnership and is not subject to federal or state income taxes. Accordingly, no recognition has been given to income taxes as the income or loss is included on the tax returns of the Parent. When the company was formed, all the tax responsibilities that arose during Company's existence as part of an S Corporation remained with the Parent. Additionally, certain assets contributed by the Parent and held by the Company are subject to the built in gain provisions applicable to S Corporations. Any tax liability resulting from the disposition of these assets will also be borne by the Parent.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Recent Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board (FASB) issued FAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (FAS 131). FAS 131 supersedes FAS No. 14, "Financial Reporting for Segments of a Business Enterprise," replacing the "industry segment" approach with the "management approach." The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. FAS 131 also requires disclosures about products and services, geographic areas and major customers. FAS 131 is required to be adopted by the Company during the year end September 30, 1999. The Company does not believe the adoption of FAS 131 will have a significant impact on its financial statements.

     In June 1998, FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133), was issued. This pronouncement standardizes the accounting for derivative instruments by requiring that an entity recognize those items as assets or liabilities in the financial statements, and measure them at fair value. FAS 133 is required to be adopted by the Company for the year end September 30, 2001. Early adoption is permitted. The Company is currently

Retlaw Broadcasting, LLC
Notes to Consolidated Financial Statements
September 30, 1996, 1997 and 1998
________________________________________________________________________________

     reviewing the requirements of FAS 133 and assessing its impact on the Company's financial statements.

     Unaudited Interim Financial Statements

     The interim financial data as of June 30, 1999 and for the nine months ended June 30, 1998 and 1999 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments necessary to present fairly the Company's financial position as of June 30, 1999 and the results of its operations and cash flows for the nine months ended June 30, 1998 and 1999.

     Reclassifications

     Certain amounts in the 1996 financial statements have been reclassified to conform with current year presentation.

3.   Concentration of credit risk

     The Company maintains its cash in bank deposit accounts that, at any time, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of trade accounts receivable. The Company's sales and trade accounts receivable are generated principally from advertising from a large number of national, regional and local customers from many different industries located in its operating locations. Credit is extended based on evaluation of the customer's financial condition. Credit losses are provided for in the financial statements and have consistently been within management's expectations. No single customer represented more than 10% of sales in fiscal 1996, 1997 or 1998.

Retlaw Broadcasting, LLC
Notes to Consolidated Financial Statements
September 30, 1996, 1997 and 1998
________________________________________________________________________________

4.   Property and equipment

     Net property and equipment consist of the following:

                                                                                    September 30,
                                                                               1997               1998
     Machinery and equipment                                               $ 20,096,000       $ 22,201,000
     Buildings and leasehold improvements                                     5,339,000          6,362,000
     Land                                                                     2,048,000          2,777,000
     Automobiles                                                                848,000            983,000
     Furniture and fixtures                                                     446,000            694,000
                                                                           ------------       ------------
                                                                             28,777,000         33,017,000

     Less:  Accumulated depreciation and amortization                       (17,047,000)       (18,149,000)
                                                                           ------------       ------------
     Net property and equipment                                            $ 11,730,000       $ 14,868,000
                                                                           ------------       ------------

     Depreciation expense was $1,971,000, $2,861,000 and $3,029,000 for the years ended September 30, 1996, 1997 and 1998, respectively.

5.   Accounts payable, affiliate

     The Company is a 50% investor in South West and manages the operations of the satellite station owned by South West. As a result of the relationship, certain revenues and expenses are allocated to the satellite station from the Company. As of September 30, 1997 and 1998, the accounts payable due to the affiliate was $387,000 and $410,000, respectively. Additionally, the Company's equity share of net income of $35,000, $161,000 and $169,000 for the years ended September 30, 1996, 1997 and 1998, respectively, have been included in other income.

Retlaw Broadcasting, LLC
Notes to Consolidated Financial Statements
September 30, 1996, 1997 and 1998
________________________________________________________________________________

6.   Transactions with Retlaw Enterprises, Inc.

     Intercompany transactions between the Parent and the Company are summarized as follows:

                                                                                      For the year ended
                                                                                         September 30,
                                                                 -------------------------------------------------------------
                                                                      1996                    1997                    1998
     Net cash transfers                                          $  51,434,000          $   (6,521,000)         $   (4,009,000)
     Net operating expense allocation                                  371,000               2,421,000               1,925,000
     Interest expense allocations                                      710,000               2,900,000               1,689,000
     Net principal payments on debt                                (34,000,000)              1,000,000               1,000,000
                                                                 -------------          --------------          --------------
     Total                                                       $  18,515,000          $     (200,000)         $      605,000
                                                                 =============          ==============          ==============

     The Parent allocated costs to the Company relating to corporate services such as salaries and human resources, insurance premium maintenance, and external accounting. Such costs were allocated based on the relative percentage of time and resources spent by the Parent on behalf of the Company. Interest expense incurred and principal payments paid by the Parent relating to the long-term debt were also allocated to the Company. Management believes that the allocation methods were reasonable in the circumstances.

7.   Broadcast contracts payable

     At September 30, 1998, the Company had broadcast contracts payable of $4,865,000 due in cash and $6,342,000 of bartered commercial air time.

     Aggregate maturities or payments required on these contracts are as follows for the year ending September 30:

     Year ending,
         1999                                                $  2,999,000
         2000                                                   1,305,000
         2001                                                     545,000
         2002                                                      16,000
                                                             ------------
         Total                                               $  4,865,000
                                                             ============

     The approximate fair value of broadcast contracts payable classified as non-current as of September 30, 1998 was $1,590,000. The fair value was estimated using a discount rate of 9%.

Retlaw Broadcasting, LLC
Notes to Consolidated Financial Statements
September 30, 1996, 1997 and 1998
________________________________________________________________________________

8.   Deferred compensation and retirement plans

     The Company has a qualified profit-sharing plan that covers eligible employees. On January 1, 1993 the company established a 401(k) Plan for its employees. Eligible employees may contribute a percentage of their pre-tax income to the plan up to certain limitations prescribed by the Internal Revenue Code. The Company matches employee contributions up to a maximum of 4% of participating employees' gross wages. The Company contributed $365,000 and $394,000 for the years ended September 30, 1997 and 1998, respectively.

     The Company has an unfunded key employee deferred compensation and retirement plan providing for Company contributions and employee deferrals. The accrued liabilities related to this plan are as follows:

                                                            September 30,
                                                         1997          1998

     Company accruals                                $   720,000   $   935,000
     Employee contributions                              190,000       190,000
     Accrued interest                                    163,000       230,000
                                                     -----------   -----------
                                                     $ 1,073,000   $ 1,355,000
                                                     ===========   ===========

     Total expense under this Plan was $225,000, $191,000, $282,000 for the years ended September 30, 1996, 1997 and 1998, respectively.

9.   Leasing operations

     The Company leases to various third parties real property, transmitter sites and facilities and office space with initial terms ranging from one to twenty years. A number of the leases include renewal options and call for annual rental increases as provided in the lease agreement or based on changes in the Consumer Price Index. Total rental income included in the financial statements was $45,000, $265,000 and $304,000 for the years ended September 30, 1996, 1997 and 1998, respectively.

Retlaw Broadcasting, LLC
Notes to Consolidated Financial Statements
September 30, 1996, 1997 and 1998
________________________________________________________________________________

     Aggregate future minimum rental payments due to the Company under rental agreements that have initial or remaining non-cancelable terms for the next five years and thereafter as of September 30, 1998 are as follows:

     Year ending,
         1999                                               $    244,000
         2000                                                    238,000
         2001                                                    231,000
         2002                                                    124,000
         2003                                                     54,000
         Thereafter                                              141,000
                                                            ------------
                                                            $  1,032,000
                                                            ============

10.  Long-term debt

     In fiscal year 1996, the Parent, on behalf of the Company, entered into a Credit Agreement with First Union National Bank of North Carolina ("First Union") and CIBC, Inc. The credit facility consisted of revolving and term loans. The maximum borrowings under the facility were $36,000,000 for the revolving loan, subject to certain reductions, and $8,000,000 for the term loan. However, as of April 30, 1998 the term loan and revolving balances were paid in their entirety as a part of a refinancing for the acquisition of the Georgia Stations in Columbus and Augusta (Note 12). Deferred financing costs of $1,038,000, net of accumulated amortization, related to the old agreement were charged to current year operations. The new Credit Agreement with First Union for $85,000,000 includes a $20,000,000 Senior Secured Revolving Credit Facility and $65,000,000 Senior Secured Term Loan Facility. At April 30, 1998, $81,000,000 was provided for payment in full of the former term loan and revolving credit line which totaled $32,028,000 as well as $46,000,000 for the acquisition of the Georgia Stations and $2,067,000 for agent and administrative fees which were capitalized as deferred loan cost and will be amortized over the respective loan period. The remainder of the proceeds was used for working capital.

     Long -Term Debt consists of the following:

                                                        September 30,
                                                    1997             1998

     Aggregate revolving loans                 $ 25,000,000      $ 15,000,000
     Term loan                                    8,000,000        65,000,000
                                               ------------      ------------
                                                 33,000,000        80,000,000
     Less:  Current portion                              --           975,000
                                               ------------      ------------
                                               $ 33,000,000      $ 79,025,000
                                               ============      ============

Retlaw Broadcasting, LLC
Notes to Consolidated Financial Statements
September 30, 1996, 1997 and 1998
________________________________________________________________________________

     The Company can choose to have the interest computed under a "Alternate Base Rate" or a "LIBOR Rate" as defined in the Credit Agreement.

     The Alternate Base Rate is a variable rate of interest based on First Union's prime rate of interest, the Federal Funds Effective Rate and the ratio of funded debt. The Company as of September 30, 1998 had no outstanding debt subject to the Alternate Base Rate.

     The LIBOR Rate is a variable rate of interest based on the London Interbank Offered Rate, the Eurodollar Reserve Percentage, and the ratio of funded debt. The interest rates in effect at September 30, 1998 for the Revolving Loans were 5.69% plus 3%, or 8.69%. and 5.53% plus 3% or 8.53%. The outstanding Revolving Loans subject to the LIBOR Rate interest computation of 8.69% and 8.53% at September 30, 1998 were $12,000,000 and $3,000,000, respectively.

     The unused portion of the Revolving Loan subject to the terms of the related Credit Agreement at September 30, 1998 was $5,000,000. The Company is obligated to pay a commitment fee computed at the rate of 0.50% per annum on the average daily unused revolving committed amount. There was no amount outstanding under the commitment fee obligation at September 30, 1998. The Revolving Loan Facility is required to be paid in its entirety on March 31, 2003.

     Aggregate amounts of reductions and resulting maximum commitments under the Credit Agreement for the Revolving Loan Facility are as follows for the year ending September 30:

                                                                Maximum
                                                               revolving
                                            Amount of          committed
     Year ending,                           reduction            amount

         1999                             $  4,000,000      $  16,000,000
         2000                                4,000,000         12,000,000
         2001                                4,500,000          7,500,000
         2002                                5,000,000          2,500,000
         2003                                2,500,000                 --
                                          ------------
                                          $ 20,000,000

Retlaw Broadcasting, LLC
Notes to Consolidated Financial Statements
September 30, 1996, 1997 and 1998
________________________________________________________________________________

     Aggregate amounts of Principal payments to be made on the Term Loan Facility for the next five years and thereafter are as follows for year ending September 30:

                                                              Amount of
     Year ending,                                              payment

        1999                                                $    975,000
        2000                                                     650,000
        2001                                                     650,000
        2002                                                     650,000
        2003                                                     650,000
        Thereafter                                            61,425,000
                                                            ------------
        Total                                               $ 65,000,000
                                                            ============

     The Term Loan Facility consists of an aggregate principal amount of $65,000,000 payable in consecutive quarterly installments beginning December 31, 1998. The interest rate in effect at September 30, 1998 was the LIBOR Rate plus 3.5%, or 9.19%.

     Obligations under the Credit Agreement are secured by substantially all assets of the Company as defined in the Security and Pledge Agreement dated April 30, 1998. The Company is obligated by various loan covenants that include debt service, funded debt and capital expenditure limitations and interest and fixed charge covenant requirements.

     On April 30, 1998, the Company entered into an additional interest rate swap agreement with First Union to reduce its exposure to interest rate changes on its floating rate debt. The swap agreements effectively change its floating interest rate exposure to a 6.30% and 5.50% LIBOR fixed rate based upon notional amounts of $18,000,000 and $30,000,000, respectively. The swap agreements mature on November 1, 1999 and may be extended to May 1, 2001 at the option of First Union. For the year ended September 30, 1998, the Company paid $92,000 in additional interest expense, representing the differential of the fixed rate and the counterparty's floating rate. The Company is exposed to credit loss in the event of non-performance by the counterparty to the swap agreement, although the Company does not anticipate non-performance by the counterparty. As of September 30, 1998, the estimated fair market value of the swap agreements are $710,000 and $605,000, respectively in a payable position.

Retlaw Broadcasting, LLC
Notes to Consolidated Financial Statements
September 30, 1996, 1997 and 1998
________________________________________________________________________________

11.  Fair value of financial instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value.

     Cash and Cash Equivalents

     Cash and cash equivalents have maturities of three months or less. The carrying amounts approximate fair value.

     Accounts and Notes Receivable

     The carrying value of accounts receivable approximates the fair value due to the short-term nature of these instruments.

     Accounts Payable and Accrued Liabilities

     The carrying value of accounts payable and accrued expenses approximates the fair value due to the short-term nature of these instruments.

     Borrowings

     The carrying amount is a reasonable estimate of fair value as short-term borrowings are advanced at current interest rates and interest rates on long-term borrowings are based on floating interest rates. (See Note 10 regarding interest rate swap agreements.)

12.  Acquisitions

     On June 27, 1996, the Parent, on behalf of the Company, purchased the assets of television stations KVAL-TV, Eugene, Oregon; KCBY-TV, Coos Bay, Oregon; KBCI-TV, Boise, Idaho; and a 50% interest in the stock of South West, which operates television station KPIC-TV, located in Roseburg, Oregon from Northwest Television, Inc. ("Northwest"). The acquisition was accounted for under the purchase method. The interest in South West has been recorded using the equity method. Also included in the purchase were three sign producing companies, which are located on each of the properties of the stations acquired. The total purchase price was $53,764,000. The goodwill associated with the acquisitions is amortized over 15 years in accordance with the Company's policies.

     On May 1, 1998, the Company purchased the assets of Augusta Family Broadcasting, Inc., and Columbus Family Broadcasting, Inc., which included stations in Augusta and Columbus, Georgia ("Georgia Stations"). The total cost of acquisition was approximately $48,000,000. The acquisition, which was financed through Senior Secured Notes and Revolving Credit Facilities with First Union, has been accounted for as a purchase under the provisions of Accounting

Retlaw Broadcasting, LLC
Notes to Consolidated Financial Statements
September 30, 1996, 1997 and 1998
________________________________________________________________________________

     Principles Board Opinion No. 16, "Business Combinations". The goodwill and other intangibles associated with the acquisition will be amortized over 15 years on a straight-line basis.

     The results of operations of the acquired stations are included in the consolidated financial statements from the dates of acquisition. Unaudited pro forma results as if the acquired stations had been included in the financial results since the beginning of the year prior to their acquisition are as follows:


                                             For the year ended
                                                September 30,
                              -------------------------------------------------
                                   1996              1997              1998
                                                 (unaudited)

     Net revenues             $  36,549,000     $  45,739,000     $  45,031,000
     Net loss                 $  (2,408,000)    $  (7,912,000)       (7,486,000)


13.  Commitments and contingencies

     Broadcast Rights

     The aggregate amount payable by the Company under contracts for programming not currently available for telecasting, and accordingly, not included in the broadcast contracts payable and the related broadcast contract rights in the accompanying consolidated balance sheet, totaled $2,673,000 at September 30, 1998.

     Leases

     At September 30, 1998, the Company was obligated under several non-cancelable leases on property and equipment. Aggregate future minimum rental payments under such leases at September 30, 1998 are as follows:

     Year ending,
         1999                                            $   84,000
         2000                                                52,000
         2001                                                41,000
         2002                                                32,000
         2003                                                27,000
         Thereafter                                         133,000
                                                         ----------
                                                         $  369,000
                                                         ==========

     Total rental expense was $46,000, $131,000 and $111,000 for the years ended September 30, 1996, 1997 and 1998, respectively.

Retlaw Broadcasting, LLC
Notes to Consolidated Financial Statements
September 30, 1996, 1997 and 1998
________________________________________________________________________________

     Legal

     The Company is subject to various lawsuits, claims and assessments that are routine to the nature of the business. While the ultimate outcome of these matters is difficult to predict, management estimates that the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

14.  Subsequent events

     In November of 1998, the Parent entered into an agreement to sell the assets of Retlaw Broadcasting, LLC for a sum of $216,700,000, which includes $7,600,000 of working capital, to the Fisher Companies Inc. The acquisition was completed on July 1, 1999.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On July 1, 1999, Fisher Companies Inc., a Washington corporation ("FSCI"), and its subsidiary Fisher Broadcasting Inc. completed the acquisition of the broadcasting assets of Retlaw Enterprises, Inc., a California corporation, and eight wholly-owned limited liability companies ("Retlaw"). The broadcast assets acquired consist of eleven network-affiliated television stations in seven markets located in California, the Pacific Northwest, and Georgia.

The acquired television stations will be owned and operated by Fisher Broadcasting Inc.

Total consideration for the assets acquired was $216.7 million, which included $7.6 million of working capital. The amount of such purchase price was negotiated between the parties.

The acquisition was financed from proceeds of Senior Credit Facilities with Bank of America National Trust and Savings Association as Administrative Agent, Credit Suisse First Boston as Syndication Agent, and other financial institutions party thereto.

The unaudited pro forma combined statements of operations set forth below gives effect to the acquisition of Retlaw by FSCI as if it had occurred on January 1, 1998. The unaudited pro forma combined balance sheet set forth below gives effect to the acquisition of Retlaw by FSCI as if it had occurred on June 30, 1999. The historical financial information set forth below has been derived from the financial statements of FSCI and Retlaw, and should be read in conjunction with those financial statements and the notes to such financial statements. The financial statements and notes to the financial statements of Retlaw are included elsewhere herein. The financial statements and notes to the financial statements of FSCI are included in FSCI's Annual Report on Form 10-K filed on March 25, 1999.

The acquisition has been accounted for using the purchase method of accounting. These pro forma financial statements have been prepared on the basis of assumptions described herein.

The unaudited pro forma combined financial information set forth below combines FSCI's balance sheet as of June 30, 1999, and statements of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999 with the balance sheet and statements of operations of Retlaw as of June 30, 1999 and for the fiscal year ended September 30, 1998 and the six months ended June 30, 1999. The unaudited pro forma combined statements of operations do not include Retlaw financial information for the period from October 1, 1998 through December 31, 1998. Retlaw's net revenues and net income for this period were $14.3 million and $669,000, respectively. These pro forma financial statements reflect certain adjustments, including adjustments to reflect the amortization of goodwill acquired, interest expense related to the acquisition indebtedness and the tax effect of including Retlaw's net loss in FSCI's results of operations. The pro forma adjustments are based on consideration exchanged and the estimated fair value of assets acquired and liabilities assumed. The actual adjustments may differ from the estimates made herein.

The unaudited pro forma combined financial information set forth below does not purport to represent what the consolidated results of operations or financial condition of FSCI would actually have been if the Retlaw acquisition and related transactions had in fact occurred on such date or to project the future consolidated results of operations or financial condition of FSCI.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998

                                                              Fisher        Retlaw       Pro forma
                                                            (Historical)  (Historical)  adjustments         Total
                                                            ------------  ------------  -----------       --------
                                                              (in thousands, except share and per share amounts)
Sales and other revenue:
   Broadcasting                                                $127,637     $ 41,740    $   3,291 (8)     $172,668
   Milling                                                      108,056                                    108,056
   Real estate                                                   12,265                                     12,265
   Corporate and other, primarily dividends
     and other interest income                                    4,224                       343 (7)        4,567
                                                               --------     --------    ---------         --------
                                                                252,182       41,740        3,634          297,556
                                                               --------     --------    ---------         --------
Costs and expenses:
   Cost of products and services sold                           157,526       19,776        1,290 (4)      179,840
                                                                                            1,248 (8)
   Selling expenses                                              20,203        4,754          632 (8)       25,589
   General, administrative and other expenses                    37,898        7,226        4,895 (3)       50,317
                                                                                              298 (8)
   Depreciation and amortization                                               8,006       (5,930)(3)            -
                                                                                           (3,560)(4)
                                                                                            1,484 (8)
                                                               --------     --------    ---------         --------
                                                                215,627       39,762          357          255,746
                                                               --------     --------    ---------         --------
Income from operations
   Broadcasting                                                  33,937        1,978        2,934           38,849
   Milling                                                       (1,440)                                    (1,440)
   Real estate                                                    4,117                                      4,117
   Corporate and other                                              (59)                      343              284
                                                               --------     --------    ---------         --------
                                                                 36,555        1,978        3,277           41,810

Interest expense                                                  4,451        4,730       (6,187)(5)       21,635
                                                                                           17,184 (6)
                                                                                            1,457 (8)
Other income                                                                     343         (343)(7)            -
                                                               --------     --------    ---------         --------
Income (loss) before provision for income taxes
   and extraordinary item                                        32,104       (2,409)      (9,520)          20,175

Provision for federal and state income taxes                     11,047                    (2,427)(9)        8,620
                                                               --------     --------    ---------         --------
Income (loss) before extraordinary item                        $ 21,057     $ (2,409)   $  (7,093)        $ 11,555
                                                               ========     ========    =========         ========

Income before extraordinary item per share                     $   2.47                                   $   1.35

Income before extraordinary item per share
   assuming dilution                                           $   2.46                                   $   1.35

Weighted average number of shares outstanding                     8,541                                      8,541

Weighted average number of shares outstanding
   assuming dilution                                              8,575                                      8,575


             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                                              Fisher        Retlaw       Pro forma
                                                            (Historical)  (Historical)  adjustments         Total
                                                            ------------  ------------  -----------       --------
                                                              (in thousands, except share and per share amounts)
Sales and other revenue:
   Broadcasting                                                $ 61,027     $ 23,058                      $ 84,085
   Milling                                                       53,546                                     53,546
   Real estate                                                   16,221                                     16,221
   Corporate and other, primarily dividends
     and other interest income                                    2,285                 $     117 (7)        2,402
                                                               --------     --------    ---------         --------
                                                                133,079       23,058          117          156,254
                                                               --------     --------    ---------         --------
Costs and expenses:
   Cost of products and services sold                            78,724       11,412          645 (4)       90,781
   Selling expenses                                              10,502        3,210                        13,712
   General, administrative and other expenses                    22,270        3,848        2,448 (3)       28,566
   Depreciation and amortization                                               5,236       (3,726)(3)            -
                                                                                           (1,510)(4)
                                                               --------     --------    ---------         --------
                                                                111,496       23,706       (2,143)         133,059
                                                               --------     --------    ---------         --------
Income from operations
   Broadcasting                                                  12,671         (648)       2,143           14,166
   Milling                                                       (1,576)                                    (1,576)
   Real estate                                                   11,698                                     11,698
   Corporate and other                                           (1,210)                      117           (1,093)
                                                               --------     --------    ---------         --------
                                                                 21,583         (648)       2,260           23,195

Interest expense                                                  2,256        3,430       (3,430)(5)       10,848
                                                                                            8,592 (6)
Other income                                                                     117         (117)(7)            -
                                                               --------     --------    ---------         --------
Income before provision for income taxes                         19,327       (3,961)      (3,019)          12,347

Provision for federal and state income taxes                      6,497                    (2,208)(9)       4,289
                                                               --------     --------    ---------         --------
Net income (loss)                                              $ 12,830     $ (3,961)   $    (811)        $  8,058
                                                               ========     ========    =========         ========
Net income per share                                           $   1.50                                   $   0.94

Net income per share assuming dilution                         $   1.50                                   $   0.94

Weighted average number of shares outstanding                     8,546                                      8,546

Weighted average number of shares outstanding
   assuming dilution                                              8,574                                      8,574


                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1999


                                                                Fisher       Retlaw      Pro forma
                                                            (Historical)  (Historical)  Adjustments         Total
                                                            ------------  ------------  -----------       --------
                                                                                  (in thousands)
Assets

Current assets:
   Cash and short-term cash investments                       $ 224,208     $  2,235    $  (2,235) (2)    $  7,532
                                                                                         (216,676) (1)
   Receivables                                                   42,767        8,637                        51,404
   Inventories                                                   14,444                                     14,444
   Prepaid expenses                                               6,169         265         (664)(10)        5,770
   Television and radio broadcast rights                          3,489       7,864       (5,962) (2)        5,391
                                                               --------     --------    ---------         --------
     Total current assets                                       291,077      19,001      (225,537)          84,541
                                                               --------     --------    ---------         --------
Marketable securities, at market value                          137,034                                    137,034
                                                               --------     --------    ---------         --------

Other assets
   Cash value of life insurance and retirement deposits          11,186                                     11,186
   Television and radio broadcast rights                             49       1,150            (6) (2)       1,193
   Intangible assets, net of amortization                        47,992      75,368       (75,368) (2)     243,789
                                                                                          195,797  (1)
   Investments in equity investees                               15,500       2,027           703 (11)      18,230
   Other                                                         12,378       2,236        (2,236) (2)       8,557
                                                                                           (3,821)(10)
                                                               --------     --------    ---------         --------
                                                                 87,105      80,781       115,069          282,955
                                                               --------     --------    ---------         --------
Property, plant and equipment, net                              164,922      13,572         2,324 (11)     180,818
                                                               --------     --------    ---------         --------
     Total assets                                             $ 680,138   $ 113,354     $(108,144)        $685,348
                                                               --------     --------    ---------         --------

Liabilities and Stockholders' Equity

Current liabilities
   Notes payable                                               $ 20,046       $ 650     $    (650) (2)    $ 20,046
   Trade accounts payable                                        13,960         740                         14,700
   Accrued payroll and related benefits                           3,913         624          (283) (2)       4,254
   Television and radio broadcast rights payable                  1,856       8,303        (6,033) (2)       4,126
   Income taxes payable                                             262                                        262
   Dividends payable                                              2,223                                      2,223
   Other current liabilities                                      2,822         756          (172) (2)       3,706
                                                                                              300 (12)
                                                               --------     --------    ---------         --------
     Total current liabilities                                   45,082      11,073        (6,838)          49,317
                                                               --------     --------    ---------         --------
Long-term debt, net of current maturities                       281,719      78,700       (78,700) (2)     281,719
                                                               --------     --------    ---------         --------

Television and radio broadcast rights payable, net of
   current portion                                                              975                            975

Other liabilities
   Accrued retirement benefits                                   13,020        1,376       (1,376) (2)      13,020
   Deferred income taxes                                         60,534                                     60,534
   Deposits and retainage payable                                 1,148                                      1,148
                                                               --------     --------    ---------         --------
                                                                 74,702        1,376       (1,376)          74,702
                                                               --------     --------    ---------         --------
Minority interests                                                   33                                         33
                                                               --------     --------    ---------         --------
Stockholders' equity
   Common stock                                                  10,688                                     10,688
   Capital in excess of par                                       2,439                                      2,439
   Deferred compensation                                           (753)                                      (753)
   Accumulated other comprehensive income                        88,326                                     88,326
   Retained earnings                                            177,902                                    177,902
   Group/member's equity                                                     21,230       (21,230) (2)           -
                                                               --------     --------    ---------         --------
     Total stockholders' equity                                 278,602      21,230       (21,230)         278,602
                                                               --------     --------    ---------         --------
     Total liabilities and stockholders' equity                $680,138     $113,354    $(108,144)        $685,348
                                                               ========     ========    =========         ========


          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Pro forma adjustments for the unaudited pro forma combined balance sheet as of June 30, 1999 and statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 are as follows:

1. Reflects the payment of $216.7 million in consideration by FSCI at closing of the acquisition and other acquisition costs incurred in connection with the acquisition and the allocation of these amounts to tangible and intangible assets acquired and liabilities assumed.

2. Reflects elimination of assets not acquired, liabilities not assumed and Retlaw's group/member's equity.

3. Reflects the amortization of the goodwill resulting from the acquisition on a straight-line basis over 40 years, net of elimination of the historical amortization of goodwill acquired by Retlaw in prior acquisitions, and the reclassification of amortization to conform to FSCI's presentation of expenses.

4. Reflects the change in depreciation expense for the increase in the value of the property and equipment acquired, and the reclassification of depreciation to conform to FSCI's presentation of expenses.

5. Reflects the elimination of interest expense on Retlaw debt not assumed by FSCI.

6. Reflects the interest expense resulting from borrowings incurred to finance the acquisition. The interest rate on borrowings is assumed to be 7.32%, which is the rate in effect on the date of closing of the acquisition. The Company had entered into an interest rate swap agreement which fixes the interest rate on $90 million notional amount at 8.52%. Including the effect of the swap, the effective interest rate is 7.81%. If interest rates change by a magnitude of 1/8 of 1%, the annual effect on pro forma interest expense would be $163,000.

7. Reflects the reclassification of other income to conform to Fisher's presentation of revenues and other income.

8. Reflects the pro forma effect of Retlaw's acquisition of the assets of Augusta Family Broadcasting, Inc. on May 1, 1998 for $48,000,000 as if the acquisition had been made as of January 1, 1998. The pro forma statement of operations data for Augusta Family Broadcasting from January 1, 1998 through April 30, 1998 are derived as follows (in thousands):


                                                       Pro Forma
                                          Historical  Adjustments      Pro Forma
                                          ----------  ------------     ----------
Net revenues                                3,291                       3,291
Costs and expenses
  Cost of products and services sold        1,248                       1,248
  Selling expenses                            632                         632
  General and administrative expenses         298                         298
  Depreciation and amortization               146         (146)(a)      1,484
                                                           953 (b)
                                                           531 (C)
                                            -----       ------         ------
Income (loss) from operations                 967       (1,338)          (371)


          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Interest expense                               25          (25)(d)      1,457
                                                         1,457 (e)
Net income (loss)                             942       (2,770)        (1,828)
                                            -----       ------         ------

     (a) Reflects elimination of historical depreciation and amortization of Augusta Family Broadcasting.

     (b) Reflects the amortization of goodwill resulting from the acquistion of Augusta Family Broadcasting on a straight-line basis over 15 years.

     (c) Reflects depreciation of the new basis of property and equipment acquired from August Family Broadcasting.

     (d) Reflects elimination of interest expense on Augusta Family Broadcasting debt not assumed by Retlaw.

     (e) Reflects the interest expense resulting from borrowings incurred to finance the acquisition of Augusta Family Broadcasting, at an assumed weighted average interest rate of 9.08%.

9. Reflects the tax effect of including Retlaw's net loss in FSCI's results of operations after taking into account the above pro forma adjustments.

10. Reflects acquisition costs incurred by FSCI as of June 30, 1999. These costs are reclassified from prepaid expenses and other assets to intangible assets.
11.  Reflects step-up in basis to fair value.

12. Reflects $300,000 of estimated additional direct acquisition costs to be incurred.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: September 14, 1999


                              FISHER COMPANIES INC.



                              By:  /s/ David D. Hillard
                                   -------------------------------------
                                  David D. Hillard
                                  Senior Vice President, Chief Financial Officer and Secretary